UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24,2004
                                                  -----------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
---------------------------------------                       ----------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     On May 21, 2004, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. DECLARES
90th CONSECUTIVE QUARTERLY DIVIDEND
AND ANNOUNCES THE ELECTION OF TWO
NEW DIRECTORS TO ITS BOARD

     DES MOINES, Iowa (May 21, 2004) - The Board of Directors of EMC Insurance Group Inc. (Nasdaq/NM:EMCI) has declared a quarterly dividend of fifteen (15) cents per share of common stock payable June 10, 2004 to shareholders of record as of June 3, 2004. This is the ninetieth consecutive quarterly dividend paid since EMC Insurance Group Inc. became a publicly held company in February 1982.

     Additionally, the shareholders of EMC Insurance Group Inc. elected two new directors, Margaret A. Ball and Joanne L. Stockdale, to its Board of Directors at its Annual Meeting held earlier today.

     Margaret Ball's career in insurance spans more than 40 years. She began working for Employers Mutual Casualty Company in 1971 and held various positions in underwriting during her career. She retired from Employers Mutual in 2001 as senior vice president of underwriting where she oversaw more than 50 underwriters in the home office and provided direction to more than 200 underwriters in branch offices across the nation. She received her Chartered Property Casualty Underwriter (CPCU) designation in 1968, followed by Associate in Underwriting, Associate in Marine Insurance Management, Associate in Reinsurance and Associate in Management designations from the Insurance Institute of America. Her professional affiliations include the Property Casualty Insurers Association of America (formerly Alliance of American Insurers), the Insurance Institute of America, the Drake University School of Business and the Iowa CPCU Society. Ball was inducted into the Iowa Insurance Hall of Fame in 2002.

     Joanne Stockdale is president and owner of Northern Iowa Die Casting, Inc., a company with 100 employees and customers in 11 states and five countries. She worked as an elementary school teacher and a certified public accountant before purchasing the company in 1983. Stockdale is a member of Iowa's Strategy 2010 Committee, the Iowa Public Employees Retirement System Investment Board, the Federal Small Business Administration Regulatory Fairness Board Region VII and chairs the Governor's Task Force on Governance and Structure of the Iowa Public Employees Retirement System. She is active in the Iowa Association of Business and Industry and the National Association of Accountants. Stockdale is a member of the North American Die Casting Association, the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. Stockdale attended Iowa State University and Drake University and became a Certified Public Accountant in 1974.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.



     The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
May 24, 2004